FOR IMMEDIATE RELEASE

Workiva Announces First Quarter 2015 Financial Results
Total Revenue of $35.2 Million, Up 25% From Q1 of 2014

Ames, IA, May 5, 2015 - Workiva Inc. (NYSE: WK), creator of the Wdesk cloud-based productivity platform for enterprises, today announced financial results for its first quarter ended March 31, 2015, and increased its full-year 2015 guidance.

“We had a strong start to 2015, highlighted by 25% revenue growth in the quarter,” said Matt Rizai, Chairman and Chief Executive Officer of Workiva. “Our first quarter revenue beat the high end of our guidance range. Our growth was driven in part by the addition of customers and seats for an increasing number of use cases in our non-SEC markets, including Sarbanes-Oxley compliance, as well as risk and management reporting. We also continued to gain market share in the SEC compliance market.”

“In April we launched a new feature in Wdesk, called Evidence Management, which allows SOX teams, for the first time, to digitally embed evidence in internal audit work papers,” said Rizai. “Substantiating evidence is a big issue for companies and auditors who are under increased scrutiny of how they document and test internal controls over financial reporting required by SOX. We believe Evidence Management for Wdesk is an important differentiator and will help us continue to gain market share in the SOX compliance market.”

The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation.

First Quarter 2015 Financial Highlights

•
Revenue: Total revenue for the quarter ended March 31, 2015 was $35.2 million, an increase of 25.0% from $28.1 million in the first quarter of 2014. Subscription and support revenue was $26.3 million, an increase of 27.2% versus results in the first quarter of 2014. Professional services revenue was $8.9 million, an increase of 18.7% compared to the same quarter in the prior year.

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Gross Profit: GAAP gross profit for the quarter ended March 31, 2015 was $25.5 million compared with $20.7 million in the same quarter of the prior year. GAAP gross margin was 72.5% in the first quarter of 2015 versus 73.5% in the first quarter of 2014. Non-GAAP gross profit for the quarter ended March 31, 2015 was $25.7 million, an increase of 21.8% compared with the prior year’s first quarter, and non-GAAP gross margin was 73.0% compared to 74.9% in the first quarter of 2014.

•
Loss from Operations: GAAP loss from operations for the quarter ended March 31, 2015 was $7.0 million compared with a loss of $4.3 million in the prior year’s first quarter. Non-GAAP loss from operations for the quarter ended March 31, 2015 was $4.8 million, compared with non-GAAP loss from operations of $2.3 million in the first quarter of 2014.

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Net Loss: GAAP net loss for the quarter ended March 31, 2015 was $7.4 million compared with a net loss of $4.6 million for the prior year’s first quarter. GAAP net loss per basic and diluted share for the quarter ended March 31, 2015 was $0.19, based on 39.6 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.14, based on 31.8 million weighted-average shares outstanding in the first quarter of 2014.

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Non-GAAP net loss for the quarter ended March 31, 2015 was $5.3 million compared with a net loss of $2.6 million in the prior year’s first quarter. Non-GAAP net loss per basic and diluted share for the quarter ended March 31, 2015 was $0.13, based on 39.6 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.08, based on 31.8 million weighted-average shares outstanding in the first quarter of 2014.

•
Balance Sheet: As of March 31, 2015, Workiva had cash and cash equivalents of $89.9 million, compared with $101.1 million as of December 31, 2014. Debt, including capital lease and financing obligations, totaled $24.3 million as of March 31, 2015.

•
Cash Flow: Net cash used in operating activities was $9.2 million for the quarter ended March 31, 2015, compared to cash generated from operating activities of $1.5 million in the first quarter of 2014.

Operating Metrics

•	Customers: Workiva had 2,290 customers as of March 31, 2015, a net increase of 297 customers from 1,993 as of March 31, 2014.

•
Revenue Retention Rate: As of March 31, 2015, Workiva’s revenue retention rate (excluding add-on revenue) was 95.9%, and the revenue retention rate (including add-on revenue) was 105.8%. Add-on revenue includes the change in both seats purchased and seat pricing for existing customers.

Financial Outlook:
As of May 5, 2015, Workiva is providing guidance for its second quarter 2015 and raising guidance for the full year 2015, as follows:

Second Quarter 2015 Guidance:

•	Total revenue is expected to be in the range of $32.8 million to $33.3 million.

•	Non-GAAP loss from operations is expected to be in the range of $9.3 million to $9.8 million.

•	GAAP loss from operations is expected to be in the range of $12.0 million to $12.5 million.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.24 to $0.25.

•	GAAP net loss per basic and diluted share is expected to be in the range of $0.31 to $0.32.

•	Net loss per basic and diluted share is based on 40 million weighted-average shares outstanding.

Full Year 2015 Guidance:

•	Total revenue is expected to be in the range of $140.5 million to $142.5 million, compared with the prior outlook for revenue of $139 million to $142 million.

•	Non-GAAP loss from operations is expected to be in the range of $36 million to $38 million, compared with the prior outlook for non-GAAP loss from operations of between $37 million and $40 million.

•	GAAP loss from operations is expected to be in the range of $47 million to $49 million, compared with the prior outlook for GAAP loss from operations of between $48 million and $51 million.

•
Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.90 to $0.95, compared with the prior outlook for non-GAAP net loss per basic and diluted share of between $0.92 and $1.00.

•
GAAP net loss per basic and diluted share is expected to be in the range of $1.17 to $1.22, compared with the prior outlook for non-GAAP net loss per basic and diluted share of between $1.19 and $1.27.

•	Net loss per basic and diluted share continues to be based on 40 million weighted-average shares outstanding.

Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the first quarter of 2015, in addition to discussing the Company’s outlook for the second quarter and full year 2015. To access this call, dial 877-201-0168 (domestic) or 647-788-4901 (international). The conference ID is 19918334. A live webcast of the conference call will be accessible in the “Investor Relations” section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through May 12, 2015 at 855-859-2056 (domestic) or 404-537-3406

(international). The replay pass code is 19918334. An archived webcast of this conference call will also be available an hour after the completion of the call in the “Investor Relations” section of the Company’s website at www.workiva.com.

About Workiva
Workiva created Wdesk, a cloud-based productivity platform for enterprises to collect, link, report and analyze business data with control and accountability. Thousands of organizations, including over 65% of the Fortune 500, use Wdesk for risk, compliance or management reporting. Wdesk proprietary word processing, spreadsheet and presentation applications are integrated and built upon a data management engine, offering synchronized data, controlled collaboration, granular permissions and a full audit trail. Wdesk helps mitigate enterprise risk, improve productivity and give users confidence to make decisions with real-time data. Workiva employs more than 950 people with offices in 15 cities. The Company is headquartered in Ames, Iowa. For more information, visit workiva.com.

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10‑Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:	Media Contact:
Adam Rogers	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)

	Three months ended March 31,
	2015	2014
Revenue
Subscription and support	$26,269	$20,648
Professional services	8,885	7,484
Total revenue	35,154	28,132
Cost of revenue
Subscription and support (1)	5,885	4,669
Professional services (1)	3,777	2,798
Total cost of revenue	9,662	7,467
Gross profit	25,492	20,665
Operating expenses
Research and development (1)	12,008	10,287
Sales and marketing (1)	13,705	10,440
General and administrative (1)	6,734	4,228
Total operating expenses	32,447	24,955
Loss from operations	(6,955)	(4,290)
Interest expense	(510)	(265)
Other income and (expense), net	(66)	3
Loss before income tax expense (benefit)	(7,531)	(4,552)
Income tax expense (benefit)	(84)	—
Net loss	$(7,447)	$(4,552)
Net loss per common share:
Basic and diluted	$(0.19)	$(0.14)
Weighted average common shares outstanding - basic and diluted	39,593,700	31,767,513

(1) Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2015	2014
Cost of revenue
Subscription and support	$96	$230
Professional services	72	170
Operating expenses
Research and development	334	765
Sales and marketing	350	350
General and administrative	1,322	441

WORKIVA INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$89,893	$101,131
Accounts receivable, net	11,913	11,120
Deferred commissions	706	852
Other receivables	482	295
Prepaid expenses and other current assets	2,998	3,143
Restricted cash	73	—
Total current assets	106,065	116,541
Restricted cash	—	401
Property and equipment, net	46,838	46,265
Intangible assets, net	625	549
Other assets	736	795
Total assets	$154,264	$164,551
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,621	$3,011
Accrued expenses and other current liabilities	12,195	16,765
Deferred revenue	42,976	42,605
Deferred government grant obligation	2,503	2,324
Current portion of capital lease and financing obligations	1,961	1,941
Current portion of long-term debt	59	84
Total current liabilities	62,315	66,730
Deferred revenue	12,539	13,671
Deferred government grant obligation	3,492	3,424
Other long-term liabilities	2,962	2,069
Capital lease and financing obligations	22,233	22,747
Long-term debt	91	91
Total liabilities	103,632	108,732
Stockholders’ equity
Common stock	40	39
Additional paid-in-capital	191,358	189,168
Accumulated deficit	(140,982)	(133,535)
Accumulated other comprehensive income	216	147
Total stockholders’ equity	50,632	55,819
Total liabilities and stockholders’ equity	$154,264	$164,551

WORKIVA INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three months ended March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(7,447)	$(4,552)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,169	768
Equity-based compensation expense	2,174	1,957
Provision for doubtful accounts	74	124
Recognition of deferred benefit for government grants	(66)	—
Changes in assets and liabilities:
Accounts receivable	(911)	524
Deferred commissions	145	(32)
Other receivables	(188)	58
Prepaid expenses and other	144	(826)
Other assets	56	36
Accounts payable	157	(2,358)
Deferred revenue	(672)	7,150
Accrued expenses and other liabilities	(3,892)	(1,357)
Change in restricted cash	28	54
Net cash provided by (used in) operating activities	(9,229)	1,546
Cash flows from investing activities
Purchase of property and equipment	(871)	(1,750)
Purchase of intangible assets	(83)	(18)
Net cash used in investing activities	(954)	(1,768)
Cash flows from financing activities
Payment of equity issuance costs	(1,073)	—
Proceeds from option exercises	80	18
Changes in restricted cash	300	—
Repayment of long-term debt	(25)	(54)
Principal payments on capital lease and financing obligations	(678)	(171)
Proceeds from borrowings on line of credit	—	12
Proceeds from government for training reimbursement	—	134
Government loan award	313	2,000
Net cash provided by (used in) financing activities	(1,083)	1,939
Effect of foreign exchange rates on cash	28	25
Net increase (decrease) in cash and cash equivalents	(11,238)	1,742
Cash and cash equivalents at beginning of period	101,131	15,515
Cash and cash equivalents at end of period	$89,893	$17,257

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share data)

	Three months ended March 31,
	2015	2014
Gross profit, subscription and support	$20,384	$15,979
Add back: Stock-based compensation	96	230
Gross profit, subscription and support, non-GAAP	$20,480	$16,209
As a percentage of subscription and support revenue, non-GAAP	78.0%	78.5%

Gross profit, professional services	$5,108	$4,686
Add back: Stock-based compensation	72	170
Gross profit, professional services, non-GAAP	$5,180	$4,856
As a percentage of professional services revenue, non-GAAP	58.3%	64.9%

Gross profit, as reported	$25,492	$20,665
Add back: Stock-based compensation	168	400
Gross profit, non-GAAP	$25,660	$21,065
As percentage of revenue, non-GAAP	73.0%	74.9%

Research and development, as reported	$12,008	$10,287
Less: Stock-based compensation	334	765
Research and development, non-GAAP	$11,674	$9,522
As percentage of revenue, non-GAAP	33.2%	33.8%

Sales and marketing, as reported	$13,705	$10,440
Less: Stock-based compensation	350	350
Sales and marketing, non-GAAP	$13,355	$10,090
As percentage of revenue, non-GAAP	38.0%	35.9%

General and administrative, as reported	$6,734	$4,228
Less: Stock-based compensation	1,322	441
General and administrative, non-GAAP	$5,412	$3,787
As percentage of revenue, non-GAAP	15.4%	13.5%

Loss from operations	$(6,955)	$(4,290)
Add back: Stock-based compensation	2,174	1,956
Loss from operations, non-GAAP	$(4,781)	$(2,334)
As percentage of revenue, non-GAAP	(13.6)%	(8.3)%

Net loss	$(7,447)	$(4,552)
Add back: Stock-based compensation	2,174	1,956
Net loss, non-GAAP	$(5,273)	$(2,596)
As percentage of revenue, non-GAAP	(15.0)%	(9.2)%

Net loss per share, non-GAAP:
Basic and diluted, non-GAAP	$(0.13)	$(0.08)
Weighted average common shares outstanding - basic and diluted, non-GAAP	39,593,700	31,767,513

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)

	Three months ending June 30, 2015			Year ending December 31, 2015

Loss from operations, GAAP range	$(12,000)	-	$(12,500)	$(47,000)	-	$(49,000)
Add back: Stock-based compensation	2,700		2,700	11,000		11,000
Loss from operations, non-GAAP range	$(9,300)	-	$(9,800)	$(36,000)	-	$(38,000)

Net loss per share, GAAP range	$(0.31)	-	$(0.32)	$(1.17)	-	$(1.22)
Add back: Stock-based compensation	0.07		0.07	0.27		0.27
Net loss per share, non-GAAP range	$(0.24)	-	$(0.25)	$(0.90)	-	$(0.95)

Weighted average common shares outstanding - basic and diluted	40,000,000		40,000,000	40,000,000		40,000,000